UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2010

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Concurrently with the closing of the public offering by StoneMor Partners L.P. (the “Partnership”) of 1,725,000 common units representing limited partner interests (the “Common Units”), which included an option to purchase up to 225,000 Common Units to cover over-allotments which was exercised in full by the underwriters (the “Units Offering”), on September 22, 2010, the Partnership (i) used the proceeds of the Units Offering to repay certain loans under its Amended and Restated Credit Agreement dated August 15, 2007, as amended (the “Credit Agreement”); (ii) entered into the Seventh Amendment to Amended and Restated Credit Agreement by and among the Partnership, StoneMor GP LLC (the “General Partner”), StoneMor Operating LLC (the “Operating Company”), certain subsidiaries of the Operating Company, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent (the “Seventh Amendment to Credit Agreement”); and (ii) entered into the Seventh Amendment to Amended and Restated Note Purchase Agreement by and among the Partnership, the General Partner, the Operating Company, certain subsidiaries of the Partnership and the Noteholders (the “Seventh Amendment to NPA”).

The Seventh Amendment to Credit Agreement provides that in connection with the prepayment of approximately $22,500,000 of borrowings outstanding under the acquisition credit facility with the proceeds of the Units Offering, the maximum aggregate principal amount of the acquisition credit facility will be reinstated to $54,125,000. In addition, the borrowers paid approximately $14,500,000 under the revolving credit facility with the proceeds of the Units Offering. Effective as of September 24, 2010, as a result of the increase in certain Lenders’ commitments, the Lenders agreed to increase the aggregate commitment under each of the acquisition credit facility and the revolving credit facility by $875,000, resulting in an acquisition credit facility of $55,000,000 and a revolving credit facility of $45,000,000. After the payment of the portion of the acquisition credit facility and the foregoing increase in certain Lenders’ commitments, the borrowers have $40,000,000 available under the acquisition credit facility.

The Seventh Amendment to NPA amended the Amended and Restated Note Purchase Agreement dated August 15, 2007, as amended (the “Note Purchase Agreement”), to, among other things, permit reinstatement of the acquisition credit facility under the Credit Agreement as described above.

The borrowers under the Credit Agreement are required to pay certain fees to Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Arranger, in connection with the Seventh Amendment to Credit Agreement, and the Issuers under the Note Purchase Agreement are required to pay certain fees to the Noteholders in connection with the Seventh Amendment to NPA.

The Seventh Amendment to Credit Agreement and Seventh Amendment to NPA (together, the “Amendments”) also include various representations, warranties and other provisions customary for transactions of this nature. The foregoing is a summary of the material provisions of the Amendments. This summary is not intended to be complete and is qualified in its entirety by reference to the Amendments, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such terms in the Seventh Amendment to Credit Agreement and Seventh Amendment to NPA, or the Credit Agreement and the Note Purchase Agreement, as applicable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2010, the Partnership entered into the Seventh Amendment to Credit Agreement and the Seventh Amendment to NPA. The terms of the Seventh Amendment to Credit Agreement and the Seventh Amendment to NPA are described in Item 1.01 above, which descriptions are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Revolving Credit Note.

4.2	Form of Acquisition Note.

10.1	Seventh Amendment to Amended and Restated Credit Agreement, dated September 22, 2010, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Operating LLC, the Lenders and Bank of America, N.A.

10.2	Seventh Amendment to Amended and Restated Note Purchase Agreement, dated September 22, 2010, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Partners L.P. and the Noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: September 27, 2010

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Exhibit Index

Exhibit No.	Description

4.1	Form of Revolving Credit Note.

4.2	Form of Acquisition Note.

10.1	Seventh Amendment to Amended and Restated Credit Agreement, dated September 22, 2010, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Operating LLC, the Lenders and Bank of America, N.A.

10.2	Seventh Amendment to Amended and Restated Note Purchase Agreement, dated September 22, 2010, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Partners L.P. and the Noteholders.

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